UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 22, 2005
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On September 22, 2005, Novell, Inc. (“Novell”) announced that its board of directors has approved a share repurchase program for up to $200 million of Novell common stock over the next 12 months.

Repurchases will be made from time to time on the open market at the discretion of management based on management's evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan. Such a plan would permit Novell to repurchase shares when it might otherwise be precluded by insider trading laws, provided that Novell enters into the plan at a time when it is not in possession of material, non-public information and satisfies certain other conditions. The repurchase program may be suspended or discontinued at any time.

This Current Report on Form 8-K includes statements that are not historical in nature and that may be characterized as “forward-looking statements,” including those related to share repurchases and factors to be utilized by management in determining whether to effect share repurchases. You should be aware that Novell's actual results and activities could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell's capital requirements, unanticipated business and regulatory developments, and the other factors described in Novell's Annual Report on Form 10-K for the fiscal year ended October 31, 2004. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: September 22, 2005	By /s/ Joseph S. Tibbetts, Jr. (Signature) Senior Vice President, Chief Financial Officer (Title)